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Dynavax Technologies Corporation

(Name of Registrant as Specified In Its Charter)

DEEP TRACK BIOTECHNOLOGY MASTER FUND, LTD.

DEEP TRACK CAPITAL, LP

DAVID KROIN

BRETT A. ERKMAN

JEFFREY S. FARROW

MICHAEL MULLETTE

DONALD J. SANTEL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Deep Track Capital, LP, a Delaware limited partnership (“Deep Track”), together with the other participants named herein (collectively the “Participants”), issued the following press release (the “Press Release”) and open letter to shareholders (the “Shareholder Letter,” and, together with the Press Release, the “Materials”) related to Dynavax Technologies Corporation, a Delaware corporation (the “Company”). Deep Track or its fellow Participants may disseminate the Materials or portions thereof from time to time.

Deep Track Capital Issues Letter to Fellow Dynavax Technologies

Shareholders Detailing Critical Issues in Advance of Annual Meeting

Cites Evidence That the Company is Not Living Up to Its Potential, As Demonstrated By 26% Year-To-

Date Share Price Decline, Underperformance Versus Benchmarks, Precipitous 11% Drop Post-First

Quarter Earnings and Fresh 52-Week Low

Highlights Concerns About Dynavax’s Apparent Contentment Regarding Heplisav’s Slowing Market

Growth Expressed on Recent Earnings Call

Believes Directors with Shareholder-Aligned Perspective, Vaccine Commercialization Expertise and

Capital Allocation Experience are Essential to Critically Evaluate the Company’s Strategy and Realize

the Full Value of Heplisav

Urges Shareholders to Vote FOR Deep Track’s Four Highly Qualified Director Nominees

Greenwich, CT, May 15, 2025 – Deep Track Capital, LP, (together with its affiliates, “Deep Track” or “we”), one of the largest shareholders of Dynavax Technologies Corporation (NASDAQ: DVAX) (“Dynavax”, “DVAX” or the “Company”), with ownership of approximately 14.82% of the Company’s outstanding shares, today issued a letter to shareholders in connection with its nomination of four highly qualified candidates for election to the Company’s Board of Directors (the “Board”) at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”).

The full text of the letter follows:

May 15, 2025

Dear Fellow Dynavax Shareholders,

Deep Track is one of the largest shareholders of Dynavax, with ownership of approximately 14.82% of the Company’s outstanding shares. We manage approximately $4 billion on behalf of our investors – which include many healthcare organizations and non-profits – and focus exclusively on the life sciences space and the development of novel therapies. We believe deeply in Dynavax’s long-term value opportunity, and our only goal is to see it succeed for the benefit of all shareholders.

Disappointingly, the Company has made numerous false and misleading statements about our intent and effort to add four independent, unquestionably qualified directors to the Board. We stand by all our analyses and assertions to date and believe it is more critical than ever to focus on the core issues facing Dynavax investors today:

•

Last week’s earnings report starkly illustrates Heplisav’s slowing market share growth. First-quarter 2025 market share of 43% was up only two percentage points from 1Q24 and down from 4Q24, yet management said they were “very comfortable” with and “very proud” of this result and noted the strategy is going “exactly how we had planned.”[1] The market’s reaction suggested otherwise, as Dynavax stock traded down 11% the next day.[2] As highlighted in our investor

[1]	Dynavax 1Q25 earnings call recorded May 6, 2025.
[2]	Share price calculated market close May 6, 2025 through market close May 7, 2025.

presentation, Heplisav market share was not on track to hit management’s goal of at least 60% by 2030, and has fallen even further off track with last week’s update. The first quarter results underscore our concerns that increasing distractions from the still-unproductive multi-year search for inorganic growth opportunities and a growing portfolio of high-risk vaccine projects are drawing valuable management attention away from Heplisav, the Company’s crown jewel.

•

Dynavax failed to achieve the Board’s own market share and sales targets for Heplisav in 2024 – but the Company did not pivot in its strategy. As disclosed in the Company’s proxy statement, the Board set targets for Heplisav to achieve 47% market share by the fourth quarter of 2024 and U.S. sales of $275 million for 2024.[3] Neither of these goals – which were the most heavily weighted and not “stretch” goals – were met. While that alone is of concern, even more troubling is that nothing seems to have changed as a result. There is no evidence of any shift in strategy or reallocation of resources to address this critical problem. The Board refreshment announced in January[4] would have been an opportune time to add vaccine commercialization expertise, but disappointingly, neither of the two directors chosen by the Board has any relevant background in this critical area.

•

The Company’s share price does not reflect optimism about the future. The reality is Dynavax’s underperformance has been a persistent problem, despite the Company’s attempts to obfuscate this fact. Its shares are down 26% year-to-date, substantially underperforming both of the Company’s benchmarks, including the longstanding Nasdaq Biotechnology Index that Dynavax has used for years as well as the S&P Biotechnology Select Industry Index that it introduced just two weeks ago.[5] The enterprise value to Heplisav TTM ratio has now fallen to less than 2.7x,[6] and we believe the fresh 52-week low set just this week signals a crisis of confidence regarding the Company’s go-forward strategy. We want Dynavax to deliver on its significant potential, but that will not happen as long as the Board remains committed to its current strategy and ignores that it is destroying value.

•

We are seeking to protect the best interests of all shareholders – not control the Company. Our goal is to preserve the long-term value of Dynavax’s assets – and to ensure that the Board’s composition is aligned with this aim. That is why we urged the Company to improve its governance by balancing its lopsided director classes – given only two directors are up for election in 2026,[7] one of whom is the CEO – and to de-classify the Board in an expedient manner. The Board’s rejection of these proposals exposes its focus on entrenchment. Any argument that Deep Track was insistent on “control” is clearly refuted by the fact that we proposed a settlement with a two-year standstill. Additionally, we believe the Board’s own adamant refusal to accept shareholder representation in the boardroom makes it plainly obvious who is truly after “control” at Dynavax.

[3]	Dynavax definitive proxy statement filed April 17, 2025.
[4]	Dynavax press release published January 27, 2025 and 8-K filed January 29, 2025.
[5]

Source: Bloomberg. DVAX total share return from December 31, 2024 through market close May 14, 2025 was -26.4%, below -8.9% for the Nasdaq Biotechnology Index and -15.2% for the S&P Biotechnology Select Industry Index on the same dates.

[6]

Source: FactSet, enterprise value as of May 14, 2025 was $757.53 million. Trailing twelve-month revenues were $285.5 million, aggregated from Dynavax financial results reported on May 6, 2025; February 20, 2025; November 7, 2024; and August 6, 2024.

[7]	Dynavax 2025 proxy statement filed April 17, 2025, identifies Daniel L. Kisner and Ryan Spencer as the only Class II directors continuing in office until the 2026 annual meeting.

•

Shareholders deserve a voice in the Dynavax boardroom. Not one of the Board members up for election this year has purchased a single share of DVAX stock on the open market. Given that a meaningful proportion of their compensation is in the form of stock options, these directors appear to have misjudged the market’s level of risk tolerance when evaluating strategic and capital allocation decisions. Last week’s announcement on the initiation of a pandemic flu vaccine program is only the latest troubling example of the Company’s scattershot strategy.[8] It is wholly unclear why the Company believes dusting off the playbook that didn’t work 20 years ago[9] is the best risk-adjusted opportunity they have today. Additionally, we find it concerning that the Board continues to protect its own interests by relying on false statements and distortions. For example, the Company recently claimed Deep Track insisted Dynavax “return all cash to stockholders.”[10] On the contrary, we want the Company to invest in the best risk-adjusted opportunities available at any given point in time. The fact that Dynavax is resorting to such baseless accusations shines a spotlight on their lack of data-driven arguments. The bottom line is this: the current directors have taken their collective eye off the ball and Dynavax’s stock has reacted accordingly. Objective, investor-aligned perspectives are needed to ensure that shareholders’ interests are once again prioritized when evaluating capital allocation and strategic decisions.

•	Deep Track’s director candidates would bring valuable experience, independence and investor perspective to the Dynavax Board.

•	Brett Erkman brings a long-term shareholder perspective on capital allocation, investor communications, capital markets and best practices of other publicly traded biotechnology companies.

•

Jeffrey Farrow brings experience in biopharma finance, a functional expertise in evaluating optimal capital allocation, is a qualified audit expert, and has a deep understanding of the regulatory environment in the pharmaceutical industry and knowledge of the drug development process.

•	Donald Santel brings prior CEO experience from two public companies, prior board leadership experience, and a demonstrated independent approach to advocating for shareholders’ best interests.

•

Michael Mullette brings highly relevant industry experience derived from overseeing commercialization of the Moderna COVID-19 vaccine (one of the most successful vaccine launches in history), as well as a deep understanding of the biotechnology business risks and extensive day-to-day operational experience from his nearly two decades at Sanofi.

[8]	Dynavax 1Q25 press release filed May 6, 2025.
[9]	Dynavax press release filed May 9, 2005.
[10]	Dynavax Schedule 14A filed May 12, 2025.

We are deeply concerned that the Dynavax Board is leading the Company down a path of value destruction. If elected, Deep Track’s nominees are prepared to critically evaluate the Company’s strategy and help ensure it is on the best trajectory for all stakeholders, while working collaboratively with the rest of the Board in pursuit of this goal. We encourage you to make your voice heard at the upcoming Annual Meeting by voting for meaningful, shareholder-driven change.

For more information, including details on how to vote Deep Track’s WHITE proxy card, please visit www.RefocusDVAX.com.

Regards,

David Kroin

Founder and Chief Investment Officer, Deep Track Capital LP

EVERY VOTE MATTERS

Your vote is important, no matter how many shares of Common Stock you own.

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of Deep Track’s proxy materials, please visit www.RefocusDVAX.com or contact our proxy solicitor,

Innisfree M&A Incorporated (“Innisfree”), using the contact information provided here:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call toll-free (877) 687-1865

About Deep Track Capital

Deep Track Capital is a Greenwich, Connecticut-based investment firm focused exclusively on the life sciences industry. We develop long term partnerships with management teams of leading innovative public and pre-IPO biotechnology companies. In addition to capital, we seek to invest our time and expertise, while leveraging our network for the benefit of our partners. We aim to lead transactions while building large syndicates, and also to invest in rounds led by other qualified investors.

Investor Contact

Innisfree M&A Incorporated

Scott Winter / Gabrielle Wolf

+1 212-750-5833

Media Contact

Longacre Square Partners

deeptrack@longacresquare.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Deep Track Capital, LP (“Deep Track”) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward looking statements should not be regarded as a representation by Deep Track that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Deep Track does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Deep Track disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Deep Track and the other Participants (as defined below) have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 annual stockholders meeting (the “2025 Annual Meeting”) of Dynavax Technologies Corporation, a Delaware corporation (“DVAX”). Shortly after filing its definitive proxy statement with the SEC, Deep Track furnished the definitive proxy statement and accompanying WHITE universal proxy card to some or all of the stockholders entitled to vote at the 2025 Annual Meeting.

The participants in the proxy solicitation are Deep Track, Deep Track Biotechnology Master Fund, Ltd. (the “Record Stockholder”), David Kroin (all of the foregoing persons, collectively, the “Deep Track Parties”), Brett A. Erkman, Jeffrey S. Farrow, Michael Mullette and Donald J. Santel (such individuals, collectively with the Deep Track Parties, the “Participants”). As of the date hereof, the Deep Track Parties beneficially own an aggregate of 17,791,486 shares (the “Deep Track Shares”) of the common stock, par value $0.001 per share, of DVAX (the “Common Stock”). The Deep Track Shares collectively represent approximately 14.53% of the outstanding shares of Common Stock based on 122,411,685 shares of Common Stock outstanding as of the record date for the 2025 Annual Meeting as reported in DVAX’s Definitive Proxy Statement filed with the SEC on April 17, 2025. Each of the Deep Track Parties may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Deep Track Shares. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

IMPORTANT INFORMATION AND WHERE TO FIND IT

DEEP TRACK STRONGLY ADVISES ALL STOCKHOLDERS OF DVAX TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY DEEP TRACK WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT, WHEN FILED, AND OTHER RELEVANT DOCUMENTS, WILL ALSO BE AVAILABLE BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, 501 MADISON AVENUE, 20th FLOOR, NEW YORK, NY 10022 (STOCKHOLDERS CAN CALL TOLL-FREE: (877)-687-1865).